Exhibit 4.25

US UNWIRED INC.

$125,000,000 First Priority Senior Secured Floating Rate Notes due 2010

and

$235,000,000 of 10% Second Priority Senior Secured Notes due 2012

PURCHASE AGREEMENT

June 10, 2004

Lehman Brothers Inc.

Banc of America Securities LLC

Bear, Stearns & Co. Inc.

c/o Lehman Brothers Inc.

745 Seventh Avenue, Third Floor

New York, New York 10019

Dear Sirs:

US Unwired Inc., a Louisiana corporation (the “Company”), proposes, upon the terms and considerations set forth herein, to issue and sell to Lehman Brothers Inc., Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the “Initial Purchasers”), $360,000,000 aggregate principal amount of Notes (as defined below) consisting of $125,000,000 aggregate principal amount of First Priority Senior Secured Floating Rate Notes due 2010 (the “2010 Notes”) and $235,000,000 aggregate principal amount of 10% Second Priority Senior Secured Notes due 2012 (the “2012 Notes” and together with the 2010 Notes, collectively referred to as, the “Notes”). The Notes will have terms and provisions which are summarized in the Offering Memorandum (as defined below). The 2010 Notes are to be issued pursuant to an indenture (the “2010 Indenture”) to be dated as of June 16, 2004 (the “Closing Date”), among the Company, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “2010 Trustee”). The 2012 Notes are to be issued pursuant to an indenture (the “2012 Indenture” and together with the 2010 Indenture, collectively referred to as the “Indentures”) to be dated as of the Closing Date, among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “2012 Trustee” and together with the 2010 Trustee, collectively referred to as, the “Trustees”). The Notes will be guaranteed (the “Subsidiary Guarantees”) by each of the entities listed on Schedule II, hereto (each, a

“Guarantor” and collectively the “Guarantors”). The Notes and the Subsidiary Guarantees are referred to collectively herein as the “Securities.”

The Company has commenced a tender offer (together with any amendments and extensions thereof, the “Tender Offer”) to purchase all of its outstanding 13 3/8% Senior Subordinated Discount Notes Due 2009 (the “13 3/8% Notes”) and a related solicitation of consents (together with any amendments and extensions thereof, the “Consent Solicitation”) of the holders of the 13 3/8% Notes to certain amendments to the indenture (the “13 3/8% Notes Indenture”) dated as of October 29, 1999 between the Company and U.S. Bank National Association, successor in interest to State Street Bank and Trust Company, as trustee.

The Company and the Guarantors have agreed to secure the Notes and the Subsidiary Guarantees by granting to U.S. Bank National Association, as the collateral agent (the “Collateral Agent”), for the benefit of the holders of the 2010 Notes, a first priority security interest and, for the benefit of the holders of the 2012 Notes, a second priority security interest in substantially all of the tangible and intangible property, real property and fixtures of the Company and the Guarantors, subject to certain exceptions, as described in the Offering Memorandum (as defined below) under the caption “Description of the Notes — Security for the Notes” (the “Collateral”) and as evidenced by a security agreement among the obligors party thereto and the Collateral Agent to be dated as of the Closing Date (the “Security Agreement”) and certain mortgages or deeds of trust encumbering all of the real property set forth on Annex A hereto, in each case, to be dated the Closing Date (the “Mortgages” and, collectively with all agreements, deeds of trust, instruments, documents, pledges or filings executed in connection with granting, or that otherwise evidence, a Lien on the Collateral, including the Security Agreement, the “Collateral Documents”).

In connection with the Tender Offer and Consent Solicitation, the Company has entered into a Dealer-Manger Agreement dated as of May 12, 2004, between the Company and Lehman Brothers (the “Dealer-Manager Agreement”). In order to consummate the Tender Offer and Consent Solicitation, the Company has prepared and distributed to holders of the 13 3/8% Notes an Offer to Purchase and Consent Solicitation Statement dated as of May 12, 2004 (together with any other documents relating to the Tender Offer or Consent Solicitation, collectively referred to as, the “Tender Offer and Consent Solicitation Materials”). The amendments to the 13 3/8% Notes Indenture will be effected pursuant to a supplemental indenture (the “Supplemental Indenture”) dated as of May 25, 2004, between the Company and U.S. Bank National Association, as trustee.

This Agreement, the Indentures, the Supplemental Indenture, the Notes, the Exchange Notes (as defined below), the Subsidiary Guarantees, the Exchange Guarantees (as defined below), the Collateral Documents, the Registration Rights Agreement (as defined below), the Intercreditor Agreement (as defined below) and the Dealer-Manager Agreement are referred to in this Agreement collectively as, the “Operative Documents”. All references herein to the Company’s subsidiaries will include all direct and indirect subsidiaries of the Company.

This is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.

1. Preliminary Offering Memorandum and Offering Memorandum. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption pursuant to Section 4(2) under the Act. The Company has prepared a preliminary offering memorandum, dated June 1, 2004 (together with all documents incorporated by reference therein, the “Preliminary Offering Memorandum”), and an offering memorandum, dated June 10, 2004 (together with all documents incorporated by reference therein, the “Offering Memorandum”), setting forth information regarding the Company, the Guarantors, the Notes, the Exchange Notes and the other Operative Documents. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers.

It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes (and all securities issued in exchange therefor or in substitution thereof) will bear the following legend (along with such other legends as required by the Indentures):

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.”

You have advised the Company and the Guarantors that you will make offers (the “Exempt Resales”) of the Notes purchased by you hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Act (“QIBs”) and (ii) outside the United States to certain persons in offshore transactions in reliance on Regulation S under the Act. Those persons specified in clauses (i) and (ii) are referred to herein as the “Eligible Purchasers”. You will offer (i) the 2010 Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof and (ii) the 2012 Notes to Eligible

Purchasers initially at a price equal to 99.326% of the principal amount thereof. Such prices may be changed at any time without notice.

Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement in the form of Exhibit A hereto (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchasers, to be dated as of the Closing Date, for so long as such Notes constitute Transfer Restricted Securities (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the U.S. Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein (i) a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to the Company’s 2010 Notes (the “2010 Exchange Notes”) and 2012 Notes (the “2012 Exchange Notes” and together with the 2010 Exchange Notes, the “Exchange Notes”), and the guarantees thereof (the “Exchange Guarantees” and together with the Exchange Notes, the “Exchange Securities”) to be offered in exchange for the 2010 Securities and 2012 Securities, respectively (such offer to exchange being referred to as the “Exchange Offer”) and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement” together with the Exchange Offer Registration Statement, the “Registration Statements”) relating to the resale by certain holders of the Notes and to use their reasonable best efforts to cause such Registration Statements to be declared effective.

2. Representations and Warranties of the Company. The Company and the Guarantors, jointly and severally, represent and warrant to, and agree with, the Initial Purchasers that:

(a) The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers, including the fifth and thirteenth paragraphs under the caption of the “Plan of Distribution”, furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued. The Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to shareholders pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such documents conformed, when they were filed with the Commission, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(b) Each of the Company and its subsidiaries has been duly incorporated or formed, as the case may be, is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, and has the corporate or other power and authority to carry on its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation, limited liability company or partnership, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be in good standing or so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Guarantors, taken as a whole (a “Material Adverse Effect”).

(c) The entities listed on Schedule III hereto are the only subsidiaries, direct or indirect, of the Company. For purposes of this Agreement, a subsidiary of the Company means any corporation, association or other business entity of which the Company owns or controls, directly or indirectly, more than 50% of the voting power with respect to the election of directors, managers or trustees thereof, and any partnership of which the Company or a subsidiary of the Company is the sole general partner or the managing general partner or of which the only general partners are the Company and one or more of its subsidiaries. All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company’s subsidiaries (i) have been duly authorized and are validly issued, fully paid and non-assessable (in the case of any equity interest in a corporation), (ii) constitute legal, valid and binding obligation of such subsidiaries (in the case of any equity interest in a partnership) and (iii) are duly issued and outstanding (in the case of any equity interest in any other entity), and, except as set forth in the Offering Memorandum, are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a “Lien”).

(d) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(e) Each of the Indentures and the Supplemental Indenture has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been validly executed and delivered by the Company and each of the Guarantors. When the Indentures and the Supplemental Indenture have been duly executed and delivered by the Company and each of the Guarantors, assuming due authorization, execution and delivery by the Trustees, each Indenture and the 13 3/8% Notes Indenture as supplemented by the Supplemental Indenture will be a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies or (iii) public policy considerations as they relate to matters of indemnification or contribution.

(f) The Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Notes have been issued, executed and authenticated in accordance with the provisions of their respective Indentures and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Notes will be entitled to the benefits of their respective Indentures and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies or (iii) public policy considerations as they relate to matters of indemnification or contribution. On the Closing Date, the Notes will conform in all material respects as to legal matters to the description thereof contained in the Offering Memorandum.

(g) On the Closing Date, the Exchange Notes will have been duly authorized by the Company and, when issued, will have been duly executed and delivered by the Company. When the Exchange Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and their respective Indentures, the Exchange Notes will be entitled to the benefits of their respective Indentures and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies or (iii) public policy considerations as they relate to matters of indemnification or contribution.

(h) The Subsidiary Guarantee to be endorsed on the Notes by each Guarantor has been duly authorized by such Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Guarantor. When the Notes have been issued, executed and authenticated in accordance with their respective Indentures and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Subsidiary Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the respective Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies or (iii) public policy considerations as they relate to matters of indemnification or contribution. On the Closing Date, the Subsidiary Guarantees to be endorsed on the Notes will conform in all material respects as to legal matters to the description thereof contained in the Offering Memorandum.

(i) The Subsidiary Guarantee to be endorsed on the Exchange Notes by each Guarantor has been duly authorized by such Guarantor and, when issued, will have been duly executed and delivered by each such Guarantor. When the Exchange Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and their respective Indentures, the Subsidiary Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the respective Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies or (iii) public policy considerations as they relate to matters of indemnification or contribution. When the Exchange Notes are issued, authenticated and delivered, the Subsidiary Guarantees to be endorsed on the Exchange Notes will conform in all material respects as to legal matters to the description thereof in the Offering Memorandum.

(j) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, assuming due authorization by the other parties thereto, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies or (iii) public policy considerations as they relate to matters of indemnification or contribution. On the Closing Date, the Registration Rights Agreement will conform in all material respects as to legal matters to the description thereof in the Offering Memorandum.

(k) The Intercreditor Agreement among the Company, the Guarantors, the Trustees and the Collateral Agent, to be dated as of the Closing Date (the “Intercreditor Agreement”), has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Intercreditor Agreement has been duly executed and delivered, assuming due authorization by the Trustees and the Collateral Agent, the Intercreditor Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies or (iii) public policy considerations as they relate to matters of indemnification or contribution. On the Closing Date, the Intercreditor Agreement will conform in all material respects as to legal matters to the description thereof in the Offering Memorandum.

(l) The Collateral Documents have been duly authorized by the Company and the Guarantors and, on the Closing Date, the Security Agreement and the Mortgages will have been duly executed and delivered by the Company and the Guarantors. When the Collateral Documents have been duly executed and delivered, the Collateral Documents will be valid and binding agreements of the Company and the Guarantors, enforceable against the Company and Guarantors in accordance with their terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’

rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies or (iii) public policy considerations as they relate to matters of indemnification or contribution. On the Closing Date, the Security Agreement and the Mortgages will conform in all material respects as to legal matters to the description thereof in the Offering Memorandum.

(m) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter, by-laws, operating agreement or partnership agreement or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except to the extent such violation or default is described in the Offering Memorandum or would not have, individually or in the aggregate, a Material Adverse Effect.

(n) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company and each of the Guarantors, the compliance by the Company and each of the Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states and such as are contemplated by the Registration Rights Agreement or that have been obtained or will be obtained and made on or prior to the Closing Date), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the respective charter, by-laws, operating agreement or partnership agreement of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company, or any of its subsidiaries or their respective property is bound, except pursuant to or as contemplated by the terms of the Indentures and the Collateral Documents, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization, except, in all such cases, to the extent as would not have, individually or in the aggregate, a Material Adverse Effect.

(o) Except as disclosed in the Offering Memorandum, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened against the Company or any of the Guarantors or any of their respective property, which could reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect or could reasonably be expected to materially and adversely affect the ability of the Company or any of the Guarantors to perform its obligations under any of the Operative Documents.

(p) Neither the Company nor any of the Guarantors has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), any provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

(q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(r) Except as disclosed in the Offering Memorandum, each of the Company and the Guarantors has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, subject to the exception set forth in this sentence, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and the Guarantors is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of the Guarantors; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

(s) The historical financial statements, together with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly, in all material respects, the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Offering Memorandum, or such amendment or supplement thereto, at the respective dates or for the respective periods to which they apply; such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and, except as otherwise disclosed in the Offering Memorandum, prepared on a basis consistent with such financial statements and the books and records of the Company. The financial information included in the Offering Memorandum with respect to the Company and the Guarantors on a consolidated basis excluding IWO Holdings, Inc. (“IWO”) and its subsidiaries (the Company and its subsidiaries, excluding IWO and its subsidiaries, being herein referred to as the “Issuer Credit Entities”) presents fairly, in all material respects, the consolidated financial position, results of operations and changes in financial position of the Issuer Credit Entities and is, except as otherwise disclosed in the Offering Memorandum, prepared on a basis consistent with such financial statements and the books and records of the Company.

(t) Assuming the accuracy of the Initial Purchasers’ representations set forth in Section 3, the offer and sale of the Securities by the Company to the Initial Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Act by reason of Section 4(2) thereof and Regulation S; and it is not necessary to qualify an indenture in respect of the Securities under the Trust Indenture Act of 1939, as amended (the “TIA”), except as may be necessary for the Company’s compliance with the Registration Rights Agreement.

(u) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(v) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Securities, the application of proceeds from the issuance or sale of the Securities and the consummation of the transactions contemplated thereby, as set forth in the Offering Memorandum, will violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

(w) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or any Guarantor’s retaining any rating assigned to the Company or any Guarantor, or any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (b) any negative change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

(x) Since the respective dates as of which information is given in the Offering Memorandum, other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and the Guarantors, taken as a whole, (ii) there has not been any material adverse change in the capital stock or in the long-term debt of the Company or any of the Guarantors and (iii) neither the Company nor any of the Guarantors has incurred any material liability or obligation, direct or contingent, not in the ordinary course of business.

(y) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company, the Guarantors or any of their respective representatives (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Securities contemplated hereby.

(z) None of the Company, the Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act (“Regulation S”) with respect to the Notes or the Subsidiary Guarantees.

(aa) None of the Company, the Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) has taken or will take any action to cause the offering or sale of the Securities to violate any provision of Regulation S.

(bb) The sale of the Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

(cc) The Company and each of the Guarantors, and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation), have complied with and will comply with the offering restrictions requirements of Rule 902(g)(2) of Regulation S in connection with the offering of the Securities outside the United States.

(dd) The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day distribution compliance period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. Persons who purchased such Securities in transactions that were exempt from the registration requirements of the Act.

(ee) Except as disclosed in the Offering Memorandum, the Company and the Guarantors have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and the Guarantors, in each case free and clear of all Liens, except such Liens imposed by the Collateral Documents or as are described in the Offering Memorandum, in each case, to the extent such Liens (other than those under the Collateral Documents), individually or in the aggregate, would not result in a Material Adverse Effect; and any real property and buildings held under lease by the Company and the Guarantors are held by them under valid, subsisting and enforceable leases, except, in each case, such leases, individually or in the aggregate, as to which the failure to be valid, subsisting and enforceable would not result in a Material Adverse Effect or as described in the Offering Memorandum.

(ff) The Company and the Guarantors directly or through one or more subsidiaries own or possess, have the right to use in their markets, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (“intellectual property”) necessary to conduct their business except where the failure to own or possess, have the right to use, or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of the Guarantors has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(gg) The Company and each of the Guarantors are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of the Guarantors (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

(hh) Except as disclosed in the Offering Memorandum, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, other affiliates, customers or suppliers of the Company or any of its subsidiaries on the other hand, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission. Except as disclosed in the Offering Memorandum, no relationship exists between or among the Issuer Credit Entities, on the one hand, and IWO or IWO’s directors, on the other hand, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission.

(ii) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or, to the best knowledge of the Company, threatened against the Company or any of the Guarantors before the National Labor Relations Board or any state or local labor relations board or (ii) strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of the Company, threatened against the Company or any of the Guarantors.

(jj) The Company and each of the Guarantors maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(kk) All United States federal tax returns required by law to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed and all material taxes,

including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested or which will be contested in good faith and for which adequate reserve have been provided, except insofar as the failure to file such returns, individually or in the aggregate, would not have a Material Adverse Effect.

(ll) Each of the Company and the Guarantors validly holds or is entitled to use all Federal Communication Commission (“FCC”) licenses (the “PCS Licenses”) necessary for the operation of its personal communication services (“PCS”). The PCS Licenses held by the Company are, and the Company believes that those held by Sprint Spectrum L.P. and SprintCom, Inc. (the “Sprint PCS Licenses”) are, in full force and effect and are not subject to any conditions other than those conditions listed thereon and those conditions generally applicable to entities holding similar licenses issued by the FCC. The PCS Licenses, together with the Sprint PCS Licenses, constitute all of the licenses, permits, consents or authorizations required by the FCC to permit operation of the PCS operations of the Company and the Guarantors. The PCS Licenses, which initially expire on April 28, 2007, are subject to ten-year renewal terms. The Company has met the FCC’s five-year build-out requirement for the PCS licenses. All applicable administrative and judicial appeal, review and reconsideration periods of the orders granting the PCS Licenses and the Sprint PCS Licenses have expired, without the timely filing of any such appeal or request for review or reconsideration and without the FCC having instituted review of the grant of the PCS Licenses or the Sprint PCS Licenses on its own motion.

(mm) The Company validly holds the FCC licenses necessary for the operation of its microwave radio systems (the “Microwave Licenses”) used in conjunction with its PCS system and for its paging system (the “Paging Licenses”), as described in the Offering Memorandum. The Microwave Licenses and the Paging Licenses are in full force and effect and are not subject to any conditions other than those conditions listed thereon and those conditions generally applicable to entities holding similar licenses issued by the FCC. The Microwave Licenses and the Paging Licenses constitute all of the licenses, permits, consents or authorizations required by the FCC to permit operation of the Company’s microwave radio system and paging system, respectively, as identified in the Offering Memorandum. All applicable administrative and judicial appeal, review and reconsideration periods of the orders granting the Microwave Licenses have expired, without the timely filing of any such appeal or request for review or reconsideration and without the FCC having instituted review of the grant of the Microwave Licenses on its own motion.

(nn) There are no judgments, decrees or orders issued by the FCC that could result in suspension, revocation, material impairment, termination prior to its expiration date, non-renewal or adverse modification of the PCS Licenses, the Microwave Licenses or the Paging Licenses, or that could have a material adverse effect upon, or cause material disruption to, the PCS operations pursuant to the PCS Licenses and the Microwave Licenses or the paging system operations pursuant to the Paging Licenses. To the best of the Company’s knowledge, there is no complaint, investigation, action or proceeding pending or threatened relative to the PCS Licenses relating to the PCS operations, the Microwave Licenses relating to the cellular operations or the Paging Licenses relating to the paging system operations, including, without limitation, any

Notice of Violation, Notice of Apparent Liability or Order to Show Cause, other than proceedings that affect the PCS industry, the cellular telephone industry or the paging industry generally, that could result in a suspension, revocation, material impairment, termination prior to its expiration date, non-renewal or adverse modification of the PCS Licenses, the Microwave Licenses or the Paging Licenses or which could have a Material Adverse Effect upon, or cause material disruption to, the Company’s PCS, cellular or paging operations.

(oo) All fees required by the FCC in connection with the PCS Licenses, including any and all down payments or installment payments required by FCC rules to be paid as of the date hereof have been timely and fully paid.

(pp) LA Unwired was qualified to participate in the FCC’s PCS license auctions as a “Designated Entity,” as defined by FCC Rules, and is qualified to hold the licenses for LA Unwired’s PCS operations according to the Designated Entity rules of the FCC. The Company’s investment in LA Unwired does not violate the ownership rules of the FCC.

(qq) The provisions of the Collateral Documents are effective to create, in favor of the Collateral Agent, legal, valid and enforceable first and second priority Liens on or in all of the Collateral intended to be covered thereby, and all necessary recordings and filings will have been made in all necessary public offices and all other necessary and appropriate action will have been taken so that the Liens created by the Collateral Documents will constitute perfected Liens on or in the Collateral intended to be covered thereby, with the priorities described in the Offering Memorandum, and all necessary consents to the creation, effectiveness, priority and perfection of each such Lien will have been obtained, except to the extent that the failure to obtain such consent would not have, individually or in the aggregate, a Material Adverse Effect.

(rr) The Collateral Documents that constitute mortgages or deeds of trust on real property, and the fixture filings, when executed and delivered by the Company and each of the Guarantors party thereto on or prior to the Closing Date, will create, in favor of the Collateral Agent for the benefit of the Secured Parties, including each Trustee on behalf of the respective holders of the Notes, (i) valid and enforceable mortgage liens on such real property and (ii) perfected security interests in such fixtures or other personal property superior to and prior to the Liens of all third persons subject only to the Permitted Liens (as defined in the Indentures). Each of the Company and the Guarantors, as applicable, is the sole beneficial owner of the Collateral in which it will grant a Lien (including a mortgage Lien) pursuant to the Collateral Documents and no Lien will exist upon such Collateral, except for Liens to be permitted under the Indentures. Upon the filing of the financing statements and the other acts contemplated by the Collateral Documents, each Lien (including mortgage Liens) created pursuant to the Collateral Documents will constitute a perfected security interest of the ranking set forth in the Offering Memorandum in the Collateral in which the Company or any Guarantor, as applicable, will grant a Lien pursuant to the Collateral Documents.

The Company and the Guarantors each acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 7 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

3. Purchase of the Notes by the Initial Purchasers; Agreements to Sell, Purchase and Resell. (a) The Company hereby agrees, on the basis of the representations, warranties and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, (i) at a purchase price of 97.375% of the principal amount thereof, the principal amount of the 2010 Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto and (ii) at a purchase price of 96.701% of the principal amount thereof, the principal amount of the 2012 Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Company will not be obligated to deliver any of the Securities to be delivered hereunder except upon payment for all of the Securities to be purchased as provided herein.

(b) Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to the Company and the Guarantors that it will offer the Securities for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Company and the Guarantors that such Initial Purchaser:

(i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities;

(ii) is purchasing the Securities pursuant to a private sale exempt from registration under the Act;

(iii) will offer and sell the Securities only to (a) persons whom it reasonably believes are QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB to whom such notice has been given that such sale or delivery is being made in reliance on Rule 144A, in each case in transactions meeting the requirements of Rule 144A; or (b) persons whom it reasonably believes, at the time any buy order for Securities was or is originated, were or are outside the United States and were or are not U.S. persons (and were or are not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S (“U.S. Persons”). Notwithstanding the foregoing, following the sale of the Securities by such Initial Purchaser to subsequent purchasers in accordance with the provisions of this Agreement and the Offering Memorandum, the Initial Purchaser shall not be liable or responsible to the Company or the Guarantors for any losses, damages or liabilities suffered or incurred by the Company or the Guarantors, including any losses, damages, or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Securities by any subsequent purchaser;

(iv) in connection with the Exempt Resales, will solicit offers to buy the Securities only from, and will offer to sell the Securities only to, Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum;

(v) will not offer or sell the Securities, nor has it offered or sold the Securities by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) and, with respect to Securities sold outside the United States to non-U.S. purchasers in reliance on Regulation S under the Act, will not engage in any directed selling efforts, within the meaning of Rule 902 under the Act in connection with the offering of the Securities; and

(vi) with respect to any offer or sale made by such Initial Purchaser in reliance on Regulation S, neither the Initial Purchaser nor any of its Affiliates nor any employees or representatives acting on its behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that any advertisement undertaken by the Initial Purchaser will comply with Rule 902(c)(3) of Regulation S. The Initial Purchasers agree that, at or prior to confirmation of any sale of Securities made in reliance on Regulation S, the Initial Purchasers will send to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Securities from it a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of U.S. Persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

The Initial Purchasers have advised the Company that they will offer (i) the 2010 Notes to Eligible Purchasers at a price initially equal to 100% of the principal aggregate amount thereof, plus accrued interest, if any, from the date of issuance of the 2010 Notes and (ii) the 2012 Notes to Eligible Purchasers at a price initially equal to 99.326% of the principal aggregate amount thereof, plus accrued interest, if any, from the date of issuance of the 2012 Notes. Such prices may be changed by the Initial Purchasers at any time thereafter without notice.

(c) Each of the Initial Purchasers, severally and not jointly, represents, warrants and agrees with the Company and the Guarantors that (i) it has not offered or sold and, prior to the date six months after the date of issuance of the Notes, will not offer or sell any of the Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the U.K. Public Offers of Securities Regulations of 1995 (as amended); (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of the Notes in circumstances in which Section 21(1) of the FSMA would not apply to the Company.

(d) Each of the Initial Purchasers understands that the Company, the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(b) and 7(c) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and the Initial Purchasers hereby consent to such reliance.

4. Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Notes will be made at the office of Milbank, Tweed, Hadley & McCloy LLP at One Chase Manhattan Plaza, New York, New York 10005, at 9:00 A.M., New York City time, on the Closing Date. The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

The Notes will be delivered to the Initial Purchasers through The Depository Trust Company (“DTC”) against payment by or on behalf of the Initial Purchasers of the purchase price therefor, by wire transfer in immediately available funds to such account or accounts as the Company shall specify to Lehman Brothers prior to the Closing Date, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and/or by additional definitive securities, and will be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 9:30 A.M., New York City time, on the second Business Day preceding the Closing Date. The Notes to be delivered to the Initial Purchasers will be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the Business Day preceding the Closing Date or as otherwise agreed upon between the Company and the Initial Purchasers.

5. Agreements of the Company and the Guarantors. The Company and the Guarantors agree, on a joint and several basis, with each Initial Purchaser as follows:

(a) The Company and the Guarantors will furnish to the Initial Purchasers, without charge, such number of copies of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto as they may reasonably request.

(b) The Company and the Guarantors will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum without the prior consent of the Initial Purchasers, which consent will not be unreasonably withheld.

(c) The Company and the Guarantors consent to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Company. The Company and the Guarantors consent to the use of the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.

(d) If, at any time prior to completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers, any event occurs that in the judgment of the Company, any Guarantor or in the reasonable opinion of counsel for the Initial Purchasers should be set forth in the Offering Memorandum so that the Offering Memorandum does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum in order to comply with any law, the Company will prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

(e) The Company and the Guarantors shall cause the Securities and Exchange Securities to be secured on or prior to the Closing Date by perfected first priority liens and perfected second priority liens, respectively (except as provided in the Indentures and the Collateral Documents) on the Collateral to the extent and in the manner provided for in the Indentures and the Collateral Documents and as described in the Offering Memorandum.

(f) The Company and the Guarantors will cooperate with the Initial Purchasers and with their counsel in connection with the qualification of the Securities for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided that (i) the Company and the Guarantors shall in no event be required to continue in effect any such qualification for a period of more than 180 days after the Closing Date, (ii) the Company and the Guarantors will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state and (iii) the Company and the Guarantors will not be required to subject themselves to taxation (other than any nominal amount) in any such jurisdiction if not otherwise so subject.

(g) So long as any of the Securities are outstanding, the Company and the Guarantors will furnish to the Initial Purchasers (i) unless publicly available, a copy of each report of the Company or any Guarantor mailed to the Collateral Agent, the stockholders generally or filed with any stock exchange or regulatory body and (ii) from time to time such other information concerning the Company and the Guarantors and their subsidiaries as the Initial Purchasers may reasonably request.

(h) If this Agreement terminates or is terminated after execution and delivery pursuant to any provisions hereof or if this Agreement is terminated by the Initial Purchasers because of any failure or refusal on the part of the Company or any Guarantor to comply with the terms or fulfill any of the conditions of this Agreement, the Company and the Guarantors agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including reasonable fees and expenses of one counsel) reasonably incurred by them in connection herewith, but without any further obligation on the part of the Company or the Guarantors for loss of profits or otherwise. Notwithstanding the foregoing, the Company and the Guarantors shall not be required to reimburse the Initial Purchasers if this Agreement is terminated as a result of the conditions in Section 7(u) hereof not being satisfied.

(i) The Company will apply the net proceeds from the sale of the Notes substantially in accordance with the description set forth in the Offering Memorandum under the caption “Use of Proceeds.”

(j) Except as stated in this Agreement and in the Preliminary Offering Memorandum and the Offering Memorandum, neither the Company, the Guarantors nor any of their subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes. Except as permitted by the Act, neither the Company, the Guarantors nor any of their subsidiaries will distribute any offering material in connection with the Exempt Resales.

(k) The Company and the Guarantors will use their reasonable best efforts to permit the Notes to be designated Portal MarketSM (“PORTAL”) securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in PORTAL and to permit the Notes to be eligible for clearance and settlement through DTC.

(l) From and after the Closing Date, so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company and the Guarantors will furnish to holders of the Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resale of the Securities.

(m) During the period of two years after the Closing Date or until such earlier time when all the Securities are registered under the Act, the Company and the Guarantors will not, and will not permit any of their “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(n) The Company, the Guarantors and each of their subsidiaries agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Securities.

(o) In connection with the offering of the Securities, until the Initial Purchasers shall have notified the Company of the completion of the resale of the Securities, to not, and to use its reasonable best efforts to cause its controlled affiliates not to, either alone or with one or more other persons, offer or sell the Securities in the United States (i) by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act or (ii) with respect to any such securities sold in reliance on Rule 903 under the Act, by means of any directed selling effort within the meaning of Rule 902 or otherwise in violation of the offering restriction requirements of Regulation S under the Act.

(p) The Company and each of the Guarantors will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Securities.

(q) Neither the Company nor any of the Guarantors will be or become an “investment company” or a company “controlled” by an “investment company” within the meaning of the 1940 Act.

6. Expenses. The Company and the Guarantors, jointly and severally, agree to pay all costs, expenses, fees and taxes incurred by them (and, but only to the extent expressly set forth below in this Section, by the Initial Purchasers) incident to and in connection with the offering of the Securities, including (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company’s accountants and counsel but excluding legal fees and expenses of the Initial Purchasers’ counsel incurred in connection therewith); (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of the Operative Documents, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but excluding legal fees and expenses of the Initial Purchasers’ counsel incurred in connection with any of the foregoing other than reasonable fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky Memoranda); (iii) the issuance and delivery by the Company and the Guarantors of the Securities and any transfer or similar taxes payable in connection therewith; (iv) the qualification of the Securities and Exchange Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (v) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested by the Initial Purchasers for use in connection with the Exempt Resales; (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (vii) the application for quotation of the Notes in PORTAL; (viii) all search expenses, filing fees, recording fees, title policy expenses and similar costs and expenses necessary or desirable to create, perfect and establish the priority of the Liens imposed by the Collateral Documents; (ix) the approval of the Notes by DTC for “book-entry” transfer (including the fees and expenses of the Company’s counsel); (x) the fees and expenses of the

Trustees and the Collateral Agent, any agent of the Trustees or the Collateral Agent and counsel for each Trustee and the Collateral Agent in connection with the Indentures, the Supplemental Indenture, the Notes, Subsidiary Guarantees, the Exchange Notes, Exchange Guarantees, the Intercreditor Agreement and the Collateral Documents and any related documents; (xi) 50% of any expenses incurred in connection with meeting prospective investors, any other “road show” expenses and airplane travel expenses, provided that any airplane travel expenses in excess of $70,000 shall be paid by the Company; and (xii) the performance by the Company and the Guarantors of their other obligations under this Agreement.

7. Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers to purchase the Notes pursuant to Section 3(a) are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and each of the Guarantors of its obligations hereunder to be performed at or prior to the Closing Date and to each of the following additional terms and conditions:

(a) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P., special counsel for the Company, to the effect that:

(i) each of the Company and the Guarantors is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, and has the corporate or other power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties as described therein;

(ii) each of the Company and the Guarantors is duly qualified and is in good standing as a foreign corporation, partnership or limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

(iii) the Notes have been duly authorized by all necessary corporate action by the Company;

(iv) the Subsidiary Guarantees have been duly authorized by all necessary corporate or comparable action by the Guarantors;

(v) each of the Indentures and the Supplemental Indenture has been duly authorized by all necessary corporate or comparable action of the Company and the Guarantors;

(vi) this Agreement has been duly authorized by all necessary corporate or comparable action of the Company and the Guarantors;

(vii) the Registration Rights Agreement has been duly authorized by all necessary corporate or comparable action of the Company and the Guarantors;

(viii) the Exchange Notes have been duly authorized by all necessary corporate action of the Company;

(ix) the Exchange Guarantees have been duly authorized by all necessary corporate or comparable action of the Guarantors;

(x) the Intercreditor Agreement has been duly authorized by all necessary corporate or comparable action of the Company and the Guarantors;

(xi) the statements under the captions “Certain of Our Agreements with Sprint PCS,” and “Description of other Indebtedness” in the Offering Memorandum, insofar as such statements constitute a summary of the legal matters, contracts or legal proceedings referred to therein (but not factual matters), fairly present in all material respects such legal matters, contracts and legal proceedings in the context and for the purposes for which they are presented;

(xii) to such counsel’s knowledge, (i) neither the Company nor any of its subsidiaries is in violation of its respective articles of incorporation, by-laws, operating agreement or partnership agreement and (ii) except as described in the Offering Memorandum, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument known to such counsel that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except in each case as disclosed in the Offering Memorandum or as would not have a Material Adverse Effect;

(xiii) the execution, delivery and performance of this Agreement and the other Operative Documents by the Company and each of the Guarantors, the compliance by the Company and each of the Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency under the laws of Louisiana (except such as may be required by this Agreement and Registration Rights Agreement, under the securities or Blue Sky laws or under communications or taxation laws), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the articles of incorporation, by-laws, operating agreement or partnership agreement of the Company or any of the Guarantors or any indenture, loan agreement, mortgage, lease or other agreement or instrument known by such counsel that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors or their respective property is bound, (iii) violate or conflict with any applicable Louisiana law or any rule, regulation, judgment, order or decree known to such counsel of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose)

a Lien under, any agreement or instrument known to such counsel to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (other than any Authorization relating to communications matters or relating to taxation) of the Company or any of its subsidiaries known to such counsel or result in any other impairment of the rights of the holder of any such Authorization;

(xiv) to such counsel’s knowledge, each of the Company and the Guarantors has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business (excluding, in each case, those relating to taxation or communications), except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect;

(xv) to such counsel’s knowledge: (i) each such Authorization (excluding, in each case, those relating to taxation or communications) is valid and in full force and effect and each of the Company and the Guarantors is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and (ii) no event has occurred (including the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization (other than any Authorization relating to any communications matters or relating to taxation) or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; except where such failure to be valid and in full force and effect or to be in compliance or the occurrence of any such event would not, singly or in the aggregate, have a Material Adverse Effect;

(xvi) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(xvii) other than the Registration Rights Agreement, to such counsel’s knowledge, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to require the Company or such Guarantor to include such securities with the Notes and Subsidiary Guarantees registered pursuant to the Registration Rights Agreement;

(xviii) each of the Collateral Documents has been duly authorized by the Company and each of the Guarantors;

(xix) the Louisiana mortgage is in proper form for recording in Calcasieu Parish Louisiana. The Louisiana Mortgage and the Collateral Documents are in a form sufficient to create a lien on, or a security interest in, all right, title and interest of the Company or the Guarantors in the collateral described therein, except to the extent the collateral includes items or types of property in which a mortgage lien cannot be created under Louisiana law or in which a security interest cannot be created under Articles 8 and 9 of the Louisiana Uniform Commercial Code;

(xx) the Louisiana Mortgage has been duly authorized by all necessary corporate action of the Company and, the Louisiana Mortgage will be a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting creditors’ rights generally, (y) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies or (z) federal or state securities laws or public policy as they relate to indemnification or contribution;

(xxi) the Uniform Commercial Code financing statements attached in Annex A to this opinion are in the appropriate form for filing in the filing offices and jurisdictions set forth in said Annex A with respect to the Company and the Guarantors; and

(xxii) the Company’s Exchange Act Reports, when they were filed with the Commission, complied as to form with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

In addition, such counsel shall state that: (a) such counsel has participated in conferences with representatives of the Company and Initial Purchasers and their counsel in connection with the transactions contemplated by this Agreement, including conferences in which the content of the Offering Memorandum was discussed; (b) except to the limited extent expressly stated in clause (xi) above, such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum; (c) nevertheless, and subject to (d) below, no facts have come to the attention of such counsel that caused them to conclude that the Offering Memorandum as of its date or as of the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (d) notwithstanding the foregoing, counsel expresses no belief as to the financial statements and other financial information and statistical data included in or omitted from the Offering Memorandum.

(b) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel LLP, special New York counsel to the effect that:

(i) assuming the Notes have been duly authorized by all necessary corporate action by the Company, when executed and authenticated in accordance with the provisions of the Indentures, assuming due authorization, execution and delivery of the Indentures by the Trustees and due authorization and delivery of the Notes by the Trustees in accordance with the Indentures, and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indentures, and enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting creditors’ rights generally, (y) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies or (z) federal or state securities laws or public policy as they relate to indemnification or contribution;

(ii) assuming each Subsidiary Guarantee has been duly authorized by the applicable Guarantor, when the Notes are executed and authenticated in accordance with the provisions of the Indentures and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, assuming due authorization, execution and delivery of the Indentures by the Trustees and due authorization and delivery of the Notes by the Trustees in accordance with the Indentures, the Subsidiary Guarantees endorsed thereon will constitute a valid and binding obligation of each of the Guarantors, entitled to the benefits of the Indentures and enforceable against each of the Guarantors in accordance with their terms, except to the extent that enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting creditors’ rights generally, (y) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies or (z) federal or state securities laws or public policy as they relate to indemnification or contribution;

(iii) assuming the Indentures have been duly authorized by the Company and each of the Guarantors and, assuming that the Indentures will be the legal, valid and binding obligations of the Trustees, the Indentures will be valid and binding obligations of the Company and each of the Guarantors, enforceable in accordance with their terms except to the extent that enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting creditors’ rights generally, (y) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies or (z) federal or state securities laws or public policy as they relate to indemnification or contribution;

(iv) assuming the Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and assuming that the Registration Rights Agreement is the legal, valid and binding obligation of the Initial Purchasers, the Registration Rights Agreement will be a valid and binding obligation of the Company and each Guarantor, enforceable against each in accordance with its terms, except to the extent that (1) enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting creditors’ rights generally, (y) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies or (z) federal or state securities laws or public policy as they relate to indemnification or contribution;

(v) assuming the Exchange Notes and Exchange Guarantees have been duly authorized by all necessary corporate action by the Company and each Guarantor; when the Exchange Notes and Exchange Guarantees are executed, assuming due authorization, execution and delivery of the Indentures by the Trustees and due authorization and delivery of the Notes by the Trustees in accordance with the Indentures, they will constitute valid and binding obligations of the Company and each of the Guarantors, entitled to the benefits of the Indentures and enforceable against the Company and each of the Guarantors in accordance with their terms, except to the extent that enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting creditors’ rights generally, (y) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies or (z) federal or state securities laws or public policy as they relate to indemnification or contribution;

(vi) assuming the Security Agreement has been duly authorized by all necessary corporate action by the Company and each of the Guarantors and, assuming that the Security Agreement is a legal, valid and binding obligation of the Collateral Agent, the Security Agreement is the legal, valid and binding agreement of the Company and each such Guarantor, enforceable against the Company and each such Guarantor in accordance with its terms, except that (x) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (y) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies or (z) federal or state securities laws or public policy as they relate to indemnification or contribution;

(vii) the Security Agreement is effective to create, in favor of the Collateral Agent for the benefit of the Collateral Agent and the Secured Parties (as defined in the Security Agreement), a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the “UCC”) in all of the right, title and interest of the Company and the Guarantors in, to and under the Collateral (as defined in the Security Agreement) to the extent that such Collateral constitutes property in which a security interest may be created under Article 9 of the UCC as collateral security for the payment when due of the Secured Obligations (as defined in the Security Agreement).

(viii) the Securities and the Indentures conform in all material respects to the description thereof under the caption “Description of Notes” in the Offering Memorandum insofar as such descriptions constitute a summary of the terms of the Operative Documents, and are accurate in all material respects (except that no opinion is rendered with respect to the creation, attachment, perfection or priority of any security interests purported to be granted under the Indentures or Security Agreement);

(ix) the Indentures comply as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

(x) assuming, without independent investigation, (a) that the Securities are sold to the Initial Purchasers, and initially resold by the Initial Purchasers, in accordance with the terms of, and in the manner contemplated by, this Agreement and the Offering Memorandum, (b) the accuracy of the representations and warranties of the Company and each Guarantor set forth in this Agreement and in the certificates delivered by officers of the Company pursuant to this Agreement, (c) the accuracy of the Initial Purchasers’ representations and warranties set forth in this Agreement, (d) the due performance by the Company and the Initial Purchasers of their respective covenants and agreements set forth in the Purchase Agreement, (e) the Initial Purchasers’ compliance with the offering and transfer procedures and restrictions described in the Offering Memorandum and (f) the accuracy of the representations and warranties made in accordance with the Offering Memorandum by purchasers to whom the Initial Purchasers initially resell the Securities, it is not necessary in connection with the issuance and sale to the Initial Purchasers of the Securities by the Company under the circumstances contemplated by this Agreement or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with this Agreement and the Offering Memorandum to register any of the Securities under the Securities Act of 1933, as amended, or to qualify the Indentures under the Trust Indenture Act of 1939, as amended (it being understood that no opinion is expressed as to any subsequent resale of the Securities);

(xi) assuming the Intercreditor Agreement has been duly authorized by the Company and each of the Guarantors and, assuming that the Intercreditor Agreement is the legal, valid and binding obligation of each of the Trustees and the Collateral Agent, the Intercreditor Agreement is the legal, valid and binding obligation of the Company and each Guarantor, enforceable against each in accordance with its terms, except to the extent that enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (y) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies or (z) federal or state securities laws or public policy as they relate to indemnification or contribution;

(xii) The statements made in the Offering Memorandum under the captions “Certain Income Tax Considerations” insofar as they purport to constitute summaries of matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, are accurate in all material respects; and

(xiii) to the best of such counsel’s knowledge (based on its review of those laws and regulations which in its experience are normally applicable to transactions of the type contemplated by this Agreement) none of the execution, delivery, performance, making or consummation, as the case may be, of the Operative Documents will result in any material violation by the Company of any applicable law, excluding any regulations under the Federal Communications Commission and any communications laws.

The above opinions will be subject to customary qualifications, assumptions and exclusions. With respect to the opinions in clauses (vi) and (vii), no opinion is rendered with respect to the perfection or priority of any security interest purported to be granted under the Indentures or Security Agreement.

(c) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Lukas, Nace, Gutierrez & Sachs, Chartered, special communications counsel to the Company, to the effect that:

(i) the statements in the Offering Memorandum under the captions “Risk Factors – Particular to our Industry” and “Business,” insofar as such statements constitute a summary of Communications Act of 1934, as amended, and the rules and regulations of the FCC promulgated thereunder (the “Communications Act”), are accurate in all material respects and fairly summarize all matters referred to therein;

(ii) the Company holds the PCS Licenses, the Microwave Licenses and the Paging Licenses (together, the “Licenses”). The Licenses are in full force and effect and are not subject to any conditions other than those conditions listed on the Licenses and those conditions generally applicable to entities holding similar licenses issued by the FCC. All applicable administrative and judicial appeal, review and reconsideration periods of the FCC’s grant of the Licenses have expired, without the timely filing of any such appeal or request for review or reconsideration and without the FCC having instituted review of the grant of the Licenses on its own motion;

(iii) the Licenses (along with the Sprint PCS Licenses) provide all necessary FCC certificates, orders, permits, licenses, authorizations, consents or approvals required by the FCC for the Company and the Guarantors to construct and operate a wireless communications network in the respective markets designated in the Licenses and to conduct its business in the manner described in the Offering Memorandum;

(iv) to such counsel’s knowledge the Company has made all reports, filings and registrations with, and paid all fees required by the FCC, including any and all down payments or installment payments, except where such failure would not have Material Adverse Effect;

(v) to such counsel’s knowledge, (a) there is no unsatisfied adverse FCC order, decree or ruling outstanding against the Company or any of the Guarantors, or any of the Licenses; (b) there is no litigation, proceeding (including any rulemaking proceeding), complaint, inquiry or investigation against the Company or in respect of any of the Licenses, pending or threatened before the FCC (including any pending judicial review of such an action by the FCC), including without limitation, any Notice of Violation, Notice of Apparent Liability or Order to Show Cause, except for proceedings affecting the wireless industry generally to which the Company is not a specified party; (c) neither the Company nor any Guarantor has received any notice of proceedings relating to the violation, revocation or modification of any of the Licenses, certificates, orders, permits, licenses, authorizations, consents or approvals or the qualification or rejection of any FCC filing, the effect of which, singly or in the aggregate, would have a Material Adverse Effect;

(vi) to such counsel’s knowledge, neither the Company nor any Guarantor is in violation of, or in default under, the Communications Act, the effect of which, singly or in the aggregate, would have a Material Adverse Effect;

(vii) the execution, delivery, performance making and consummation, as the case may be, of the transactions and Operative Documents will not violate the Communications Act or, to such counsel’s knowledge, the terms of any order, writ, judgment, award, injunction or decree of the FCC;

(viii) except to the extent that prior FCC approval is required in connection with the exercise of creditors’ rights in the event of a default, no consent or approval by the FCC is required for the execution delivery or performance of the Operative Documents by the Company or the Guarantors or for the consummation of the transactions described therein;

(ix) Louisiana Unwired LLC was qualified to participate in the FCC’s PCS license auctions as a “Small Business,” as defined by FCC Rules, and is qualified to hold the licenses for Louisiana Unwired LLC’s PCS operations according to the FCC’s rules. The Company’s ownership interest in LA Unwired does not violate the FCC’s rules;

(x) to such counsel’s knowledge, (i) the Sprint PCS Licenses are in full force and effect and are not subject to any conditions other than those conditions listed thereon and those conditions generally applicable to entities holding similar licenses issued by the FCC; (ii) all applicable administrative and judicial appeal, review and reconsideration periods of the Sprint PCS Licenses have expired, without the timely filing of any such appeal or request for review or reconsideration and without the FCC having instituted review of the grant of the Sprint PCS Licenses on its own motion; and

(xi) the Company and each of its Subsidiaries has, or has timely filed applications for, all permits of governmental or regulatory authorities (including, as appropriate, the state public utilities commissions of Alabama, Arkansas, Florida, Louisiana, Mississippi and Texas) necessary to engage in the wireless businesses currently conducted by the Company, except where the failure to hold such permits would not have a Material Adverse Effect; and such counsel has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such permit. All such permits are valid and in full force and effect.

(d) The Initial Purchasers shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e) At the time of execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young LLP (the “Accountant”) a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to initial purchasers in connection with registered public offerings.

(f) With respect to the letter of the Accountant referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “Initial Letter”), the Accountant shall have furnished to the Initial Purchasers a letter (the “Bring-Down Letter”), addressed to the Initial Purchasers and dated the Closing Date, (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by their Initial Letter and (iii) confirming in all material respects the conclusions and findings set forth in such Initial Letter.

(g) The Initial Purchasers shall have received a certificate, dated the Closing Date, of the chief executive officer and the chief financial officer of the Company and each of the Guarantors, in form and substance satisfactory to the Initial Purchasers, in which such officers shall state, to their knowledge, (a) that the representations, warranties and agreements of the Company and each such Guarantor in this Agreement are true and correct, (b) that each of the Company and each such Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (c) (i) that, subsequent to the respective dates of the most recent financial statements in the Offering Memorandum there has been no material adverse change in the condition (financial or other), business, properties or results of operations of the Company and the Guarantors and their subsidiaries taken as a whole except as set forth in or contemplated by the Offering Memorandum or as described in such certificate and (ii) since such respective dates there has not been any change in the capital stock or long-term debt of the Company or any of the Guarantors, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and the Guarantors, otherwise than as set forth or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto), and (d) such officer has carefully examined the Offering Memorandum and, in such officer’s opinion (i) the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum.

(h) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company’s or any Guarantor’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(i) The Notes shall have been designated for trading on PORTAL.

(j) The Company and the Guarantors shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received executed copies thereof.

(k) The Company, the Guarantors and each of the Trustees shall have executed the Indentures and the Supplemental Indenture and the Initial Purchasers shall have received executed copies thereof, duly executed by the Company, the Guarantors and each of the Trustees.

(l) In accordance with the terms of the Tender Offer and the Consent Solicitation, the Company shall have received the requisite number of consents of the holders of the Notes to amend the 13 3/8% Notes Indenture.

(m) The Company, the Guarantors, the Collateral Agent and each of the Trustees shall have duly executed and delivered the Intercreditor Agreement, dated as of the Closing Date, and the Initial Purchasers shall have received an executed copy thereof, duly executed by the Company, the Guarantors, the Collateral Agent and each of the Trustees.

(n) The Company, the Guarantors and the Collateral Agent shall have duly executed and delivered the Security Agreement and the Initial Purchasers shall have received an executed copy thereof, duly executed by the Company, the Guarantors and the Collateral Agent.

(o) Each of the following documents, which shall be in form and substance reasonably satisfactory to the Initial Purchasers and its counsel, shall have been delivered to the Initial Purchasers in respect of that portion of the Collateral consisting of real property:

(i) mortgages or deeds of trust encumbering all of the real property set forth in Annex A (the “Mortgages”), in each case in recordable form;

(ii) a lenders fee policy of title insurance or a binding marked commitment to issue such policy from one or more title companies with respect to each of the real property interests to be covered by the Mortgages;

(iii) opinions of counsel with respect to each Mortgage; and

(iv) such other approvals or documents as the Initial Purchasers shall have reasonably requested in order to perfect the Liens created pursuant to the Mortgages and to preserve the validity thereof.

In addition, the Company shall have paid to the respective title companies (x) all expenses of such title companies in connection with the issuance of such policies and (y) an amount equal to the recording and stamp taxes payable in connection with recording the Mortgages in the appropriate county land office(s), and the title companies shall have delivered an invoice marked “paid in full” for the foregoing expenses.

(p) The Initial Purchasers shall have received evidence in form and substance satisfactory to the Initial Purchasers that all Uniform Commercial Code financing statements (appropriately completed and naming the Company and each Guarantor as debtors and the Collateral Agent as the secured party) and such other instruments or documents to be filed under the Uniform Commercial Code of the applicable jurisdiction as may be necessary or, in the reasonable opinion of the Initial Purchasers, desirable to perfect the security interests created thereunder, have been executed and delivered to the Initial Purchasers in form suitable for filing.

(q) The Initial Purchasers shall have received a perfection certificate duly executed and delivered by the Company in the form attached to the Security Agreement.

(r) The Initial Purchasers shall have received copies of Uniform Commercial Code financing statements, fixture filings, judgment filings and tax liens search results, dated a date reasonably satisfactory to the Initial Purchasers, listing all effective financing statements, fixture filings, judgment filings and tax liens which name the Company or any Guarantor (under its present name or any previous names or under any trade names or assumed names) as the debtor, together with copies of such financing statements, fixture filings, judgment filings and tax liens.

(s) There shall exist at and as of the Closing Date no condition that would constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under any Operative Document as in effect at the Closing Date.

(t) (i) Neither the Company, the Guarantors nor any of the subsidiaries of the Guarantors has sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) or that would, individually or in the aggregate, result in a Material Adverse Effect and (ii) since such date, there has not been any material decrease in the capital stock or material increase in the long-term debt of the Company, the Guarantors or any of their subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, stockholder’s equity, results of operations or business of the Company or any of the Guarantors otherwise than as set forth or contemplated in the Offering Memorandum.

(u) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company or any Guarantor on any exchange or in the over-the-counter market, has been suspended or minimum prices have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a material disruption in securities settlement, payment or clearance services in the United States; (iii) a banking moratorium has been declared by Federal or state authorities; (iv) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of the Initial Purchasers, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes; or (v) the occurrence of any other calamity, crisis (including without limitation as a result of terrorist activities), or material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Notes being delivered on the Closing Date or that, in the judgment of the Initial Purchasers, would materially and adversely affect the financial markets or the markets for the Notes and other debt securities.

(v) The Initial Purchasers shall have received such other documents as the Initial Purchasers may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8. Indemnification and Contribution.

(a) The Company and each Guarantor agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (C) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any road show or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (I) neither the Company nor any Guarantor will be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum or the Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by or on behalf of any Initial Purchaser specifically for inclusion therein and (II) with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, the Preliminary Offering Memorandum, the foregoing indemnity agreement with respect to the Preliminary Offering Memorandum shall not inure to the benefit of an Initial Purchaser (or its directors, officers and employees and each person, if any, which controls such Initial Purchaser within the meaning of the Act) from whom the person asserting any such losses, claims, damages or liabilities purchased Securities in the initial resale of the Securities if (A) other than as a result of noncompliance by the Company or any Guarantor with Section 5(a) hereof, a copy of the Offering Memorandum was not sent or given by or on behalf of such Initial Purchaser to such person at or prior to the written confirmation of the sale of the Securities to such person and (B) the Offering Memorandum would have cured the defect giving rise to such losses, claims, damages or liabilities. The foregoing indemnity agreement is in addition to any liability which the Company or any Guarantor may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.

(b) Each Initial Purchaser, severally and not jointly, will indemnify and hold harmless the Company and the Guarantors, and their respective directors, officers and employees and each person, if any, who controls the Company or the Guarantors within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by or on behalf of that Initial Purchaser specifically for inclusion therein, and will reimburse the Company, any Guarantor and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company, any Guarantor or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company, any Guarantor or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party will not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action is brought against an indemnified party, and it notifies the indemnifying party thereof, the indemnifying party will be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party will not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers will have the right to employ counsel to represent jointly the Initial Purchasers and those Initial Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company or any of the Guarantors under this Section 8 if, in the reasonable judgment of the Initial Purchasers, it is advisable for the Initial Purchasers and those directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel will be paid by the Company; provided further, however, that the indemnifying party shall only be liable for the legal expenses of one counsel and any local counsel. No indemnifying party will (i) without the prior written consent of the indemnified parties (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent will not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 is for any reason unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other with respect to such offering will be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault will be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 will be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser will be required to contribute any amount in excess of the amount by which the total discounts and commissions received by it exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective obligations and not joint.

(e) The Initial Purchasers severally confirm and the Company acknowledges that the statements with respect to the offering of the Securities by the Initial Purchasers set forth in fifth and thirteenth paragraphs under the caption “Plan of Distribution” in the Offering Memorandum and in the last paragraph on the cover of the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

9. Defaulting Initial Purchasers.

If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers will be obligated to purchase the Securities that the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date; provided, however, that the remaining non-defaulting Initial Purchasers will not be obligated to purchase any of the Securities on the Closing Date if the total number of Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 9.09% of the total amount of Securities to be purchased on the Closing Date, and any remaining non-defaulting Initial Purchasers will not be obligated to purchase more than 110% of the amount of Securities that it agreed to purchase on the Closing Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other initial purchasers satisfactory to the Initial Purchasers who so agree, will have the right, but will not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on the Closing Date. If the remaining Initial Purchasers or other initial purchasers satisfactory to the Initial Purchasers do not elect to purchase the Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchasers or the Company or any of its subsidiaries, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11 hereof.

Nothing contained herein will relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Securities of a defaulting or withdrawing Initial Purchaser, the Company may postpone the Closing Date for up to seven full Business Days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement.

10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 7(g), (k) or (l) has occurred or if the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement.

11. Reimbursement of Initial Purchasers’ Expenses. If the Company fails to tender the Securities for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company or any Guarantor to perform any agreement on its part to be performed, or because any other condition of the obligations hereunder required to be fulfilled by the

Company, any Guarantor or any of their Subsidiaries is not fulfilled, the Company and each Guarantor, jointly and severally, agree to reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company or any Guarantor will pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Initial Purchasers, neither the Company nor any Guarantor will be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

12. Notices, etc. All statements, requests, notices and agreements hereunder will be in writing, and:

(a) if to any Initial Purchasers, will be delivered or sent by hand or overnight delivery, mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: (212) 526-0943), with a copy to Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005, Attention: Douglas A. Tanner (Fax: (212) 822-8493), and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022; and

(b) if to the Company, will be delivered or sent by hand or overnight delivery, mail or facsimile transmission to 901 Lake Shore Drive, Lake Charles, Louisiana 70601, Attention: Thomas G. Henning (Fax: (337) 310-3479), with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: James Clark (Fax: (212) 269-5420), and Correro Fishman Haygood Phelps Weiss Walmsley & Casteix, L.L.P., 201 St. Charles Avenue, 46th Floor, New Orleans, Louisiana 70170, Attention: Louis Y. Fishman (Fax: (504) 586-5250;

provided, however, that any notice to an Initial Purchaser pursuant to Section 8(c) will be delivered or sent by hand or overnight delivery, mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to Lehman Brothers, which address will be supplied to any other party hereto by Lehman Brothers upon request. Any such statements, requests, notices or agreements will take effect at the time of receipt thereof. The Company will be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers. The names and addresses for notices and copies may be modified by written notice in accordance with this Section 12.

13. Persons Entitled to Benefit of Agreement. This Agreement will inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and each of their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (i) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement will also be deemed to be for the benefit of the person or persons, if any, who control any Initial Purchaser within the meaning of Section 15 of the Act and (ii) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement will be deemed to be for the benefit of directors of the Company and any of the Guarantors, officers and employees of the Company and the Guarantors and any person controlling the Company and any of the Guarantors within the meaning of Section 15 of the Act. Nothing in this Agreement is intended or will be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of any of them, respectively, pursuant to this Agreement, will survive the delivery of and payment for the Securities and will remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

15. Definition of the Term “Business Day”. For purposes of this Agreement, “Business Day” means any day on which the New York Stock Exchange, Inc. is open for trading.

16. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts will each be deemed to be an original but all such counterparts will together constitute one and the same instrument.

18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[The remainder of this page is intentionally left blank.]

If the foregoing correctly sets forth the agreement among the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

US UNWIRED INC.

By:	/s/ Thomas G. Henning
Name:	Thomas G. Henning
Title:	Secretary

GEORGIA PCS LEASING, LLC
a Georgia limited liability company

By:	GEORGIA PCS MANAGEMENT, L.L.C.,
a Georgia limited liability company
Its:	Sole Member

By:	LOUISIANA UNWIRED, LLC,
a Louisiana limited liability company
Its:	Sole Member

By:	/s/ Thomas G. Henning
Name:	Thomas G. Henning
Title:	Assistant Manager/Secretary

GEORGIA PCS MANAGEMENT, L.L.C.
a Georgia limited liability company

By:	LOUISIANA UNWIRED, LLC,
a Louisiana limited liability company
Its:	Sole Member

By:	/s/ Thomas G. Henning
Name:	Thomas G. Henning
Title:	Assistant Manager/Secretary

LOUISIANA UNWIRED, LLC

By:	/s/ Thomas G. Henning
Name:	Thomas G. Henning
Title:	Assistant Manager/Secretary

UNWIRED TELECOM CORP.

By:	/s/ Thomas G. Henning
Name:	Thomas G. Henning
Title:	Secretary

TEXAS UNWIRED BY: LOUISIANA UNWIRED, LLC its managing partner

By:	/s/ Thomas G. Henning
Name:	Thomas G. Henning
Title:	Assistant Manager/Secretary

Accepted and agreed by:

LEHMAN BROTHERS INC. BANC OF AMERICA SECURITIES LLC BEAR, STEARNS & CO. INC.

By: LEHMAN BROTHERS INC.

By	/s/ illegible signature
Authorized Representative

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